Exhibit 99.1

Pacific Drilling Commences Solicitation for Prearranged Plan of Reorganization

LUXEMBOURG, November 11, 2020 — Pacific Drilling S.A. (OTC: PACDQ) announced today that it is commencing solicitation of votes on its proposed prearranged chapter 11 plan of reorganization.  On November 10, the United States Bankruptcy Court for the Southern District of Texas—Houston Division (the “Bankruptcy Court”) entered an order, among other things, (i) conditionally approving the Disclosure Statement for the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”) and (ii) scheduling a combined hearing on December 21, 2020 to consider (a) final approval of the Disclosure Statement and (b) confirmation of the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”).  The voting deadline is December 14, 2020 at 5:00 p.m. (prevailing Central Time).

The Plan is subject to Bankruptcy Court approval and, thus, final terms of any restructuring transaction may differ. If approved, the Plan provides for the following:

●	Conversion of approximately $750 million of the Company’s outstanding 8.375% First Lien Notes due 2023 to 91.5% of the equity in the reorganized Company, subject to dilution;

●	Conversion of approximately $326 million of the Company’s outstanding 11.000% / 12.000% Second Lien PIK Notes due 2024 in exchange for 8.5% of the equity in the reorganized Company, subject to dilution, and new warrants for equity in the reorganized Company;

●	Access to new capital in the form of a new senior secured delayed draw term loan credit facility in the aggregate principal amount of up to $80 million; and

●	Elimination of the Company’s entire prepetition cash interest burden to enable the Company to obtain positive free cash flow as the market for high-specification drillships improves.

This description of the Plan is qualified in its entirety by the terms of the Plan, which can be found at http://cases.primeclerk.com/PacificDrilling2020. The Bankruptcy Court has scheduled a hearing for December 21, 2020 to consider approval of the Disclosure Statement on a final basis and whether to confirm the Plan pursuant to 11 U.S.C. § 1129.  If the Plan is confirmed, the Company estimates that the Effective Date of the Plan will be on or before December 31, 2020.

With approximately $120 million of cash and cash equivalents as of October 30, 2020, and seven of the most advanced high-specification drillships in the world, Pacific Drilling intends to continue its world-wide operations as usual, deliver services for existing and prospective clients and, subject to court approval, pay all obligations incurred during the Chapter 11 proceedings in full. The Company expects to emerge by year-end with access to new capital in the form of an undrawn $80 million exit facility and with over $100 million of cash and cash equivalents on hand.

Additional information regarding the restructuring and Chapter 11 proceedings, including the Plan and the Disclosure Statement can be found (i) on our website at www.pacificdrilling.com/Restructuring, (ii) on a website administered by our claims, noticing, and solicitation agent, Prime Clerk LLC, at http://cases.primeclerk.com/PacificDrilling2020, or (iii) via our dedicated restructuring information line at: +1 877-930-4314 (toll free) or +1 347-897-4073 (international).

Advisors

Greenhill & Co. is acting as financial advisor, Latham & Watkins LLP and Jones Walker LLP are serving as legal counsel, and AlixPartners is acting as restructuring advisor to Pacific Drilling in connection with the restructuring.  Houlihan Lokey is acting as financial advisor and Akin Gump Strauss Hauer & Feld LLP is acting as legal advisor to an ad hoc group of noteholders.

About Pacific Drilling

With our best-in-class drillships and highly experienced team, Pacific Drilling is committed to exceeding our customers’ expectations by delivering the safest, most efficient and reliable deepwater drilling services in the industry. Pacific Drilling’s fleet of seven drillships represents one of the youngest and most technologically advanced fleets in the world. For more information about Pacific Drilling, including the Chapter 11 proceedings and the Plan of Reorganization, please visit our website at www.pacificdrilling.com/Restructuring.

Forward-Looking Statements

Certain statements and information contained in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are generally identifiable by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “our ability to,” “may,” “plan,” “potential,” “predict,” “project,” “projected,” “should,” “will,” “would”, or other similar words which are not generally historical in nature. The forward-looking statements speak only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Our forward-looking statements express our current expectations or forecasts of possible future results or events, including the potential outcome of the Chapter 11 proceedings; the future impact of the COVID-19 pandemic on our business, future financial and operational performance and cash balances; our future liquidity position and future efforts to improve our liquidity position; revenue efficiency levels; market outlook; forecasts of trends; future client contract opportunities; future contract dayrates; our business strategies and plans or objectives of management; estimated duration of client contracts; backlog; expected capital expenditures; projected costs and savings; expectations regarding the outcome of the  ongoing bankruptcy proceedings of our two subsidiaries against whom  the arbitration  award  related to the drillship known as the Pacific Zonda in favor of Samsung Heavy Industries Co. Ltd. (“SHI”) was rendered and the potential impact of the arbitration tribunal’s decision on our future operations, financial position, results of operations and liquidity.

Although we believe that the assumptions and expectations reflected in our forward-looking statements are reasonable and made in good faith, these statements are not guarantees, and actual future results may differ materially due to a variety of factors. These statements are subject to a number of risks and uncertainties and are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in such statements due to a variety of factors, including if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.

Important factors that could cause actual results to differ materially from our expectations include: the  potential outcome of our Chapter 11 proceedings; evolving risks from the COVID-19 outbreak and resulting significant disruption in international economies, and international financial and oil markets, including a substantial decline in the price of oil during 2020, which if sustained would continue to have a material adverse effect on our financial condition, results of operations and cash flow; changes in actual and forecasted worldwide oil and gas supply and demand and prices, and the related impact on demand for our services;  the offshore drilling market, including changes in capital expenditures by our clients; rig availability and supply of, and demand for, high-specification drillships and other drilling rigs competing with our fleet; our ability to enter into and negotiate favorable terms for new drilling contracts or extensions of existing drilling contracts; our ability to successfully negotiate and consummate definitive contracts and satisfy other customary conditions with respect to letters of intent and letters of award that the Company receives for our drillships; actual contract commencement dates; possible cancellation, renegotiation, termination or suspension of drilling contracts as a result of mechanical difficulties, performance, market changes or other reasons; costs related to stacking of rigs and costs to reactivate a stacked rig; downtime and other risks associated with offshore rig operations, including unscheduled repairs or maintenance, relocations, severe weather or hurricanes or accidents; our small fleet and reliance on a limited number of clients; the outcome of our subsidiaries’ bankruptcy proceedings and any actions that SHI or others may take in the bankruptcy or other proceedings against the Company and our subsidiaries; our ability to continue as a going concern; our ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 proceedings; our ability to confirm and consummate the prearranged Plan; the effects of the Chapter 11 proceedings on our operations and agreements, including our relationships with employees, regulatory authorities, customers, suppliers, banks and other financing sources, insurance companies and other third parties; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; risks associated with third-party motions in the Chapter 11 proceedings, which may interfere with our ability to confirm and consummate the prearranged Plan; increased advisory costs to execute the prearranged Plan; the potential adverse effects of the Chapter 11 proceedings on our liquidity, results of operations, or business prospects; increased administrative and legal costs related to the Chapter 11 proceedings and other litigation and the inherent risks involved in a bankruptcy process; the potential effects of the delisting of  our common shares  from trading on the New York Stock Exchange, including how long our common shares will trade on the over-the-counter market; the potential effects of the anticipated suspension by the Company of its reporting obligations to the Securities and Exchange Commission (“SEC”); and the other risk factors described in our 2019 Annual Report on Form 10-K filed with the SEC on March 12, 2020, as updated by our Quarterly Reports on Form 10-Q as filed with the SEC on May 8,  August 7, and November 6, 2020 and subsequent filings with the SEC. These documents are available through our website at www.pacificdrilling.com or through the SEC’s website at www.sec.gov.

Investor Contact:	James Harris
Pacific Drilling S.A.
+713 334 6662
Investor@pacificdrilling.com

Media Contact:	Amy L. Roddy
Pacific Drilling S.A.
+713 334 6662
Media@pacificdrilling.com